Exhibit 3.2

AMENDED AND RESTATED

BYLAWS OF

TRANSGENOMIC, INC.

BYLAWS
ARTICLE I

STOCKHOLDERS

Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors, or by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary in the absence of a designation by the Board of Directors, and stated in the notice of the meeting or in a duly executed waiver of notice thereof. [Sections 211(a), (b).]

Section 2. Annual Meetings. An annual meeting of the stockholders shall be held on such date and at such time as shall be designated by the Board of Directors, at which meeting the stockholders shall elect by a plurality vote the directors to succeed those whose terms expire at that meeting and shall transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may only be called (i) by the Chairman of the Board, (ii) by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors or (iii) by the Chief Executive Officer, if one is appointed, otherwise the President. [Section 211(d).]

Section 4. Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. [Section 222.]

Section 5. Quorum and Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting, conforming to the requirements of Section 4 of Article I hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting. [Sections 216, 222(c).]

1

Section 6. Voting. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting, and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary of the Corporation. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. No vote of the stockholders need be taken by written ballot unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. [Sections 212, 216.]

Section 7. Stockholder Proposals and Nominations of Directors. Nominations for election to the Board of Directors of the Corporation at a meeting of the stockholders may be made by the Board of Directors, or on behalf of the Board of Directors by a Nominating Committee appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at such meeting. Any nominations, other than those made by or on behalf of the Board of Directors, and any proposal by any stockholder to transact any corporate business at an annual or special stockholders meeting, shall be made by notice in writing and mailed by certified mail to the Secretary of the Corporation and (i) in the case of an annual meeting, received no later than 35 days prior to the date of the annual meeting; provided, however, that if less than 35 days’ notice of a meeting of stockholders is given to the stockholders, such notice of proposed business or nomination by such stockholder shall have been made or delivered to the Secretary of the Corporation not later than the close of business on the seventh day following the day on which the notice of a meeting was mailed, and (ii) in the case of a special meeting of stockholders, received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed. A notice of nominations by stockholders shall set forth as to each proposed nominee who is not an incumbent director (i) the name, age, address and principal occupation of each nominee proposed in such notice, (ii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee and the nominating stockholder and (iii) any other information concerning the nominee that must be disclosed regarding nominees in proxy solicitations pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules under such section.

The Chairman of the Board, or in his absence the Chief Executive Officer, if one is appointed, otherwise the President or the Secretary, may, if the facts warrant, determine and declare to the meeting of stockholders that a nomination was not made in accordance with the foregoing procedure and that the defective nomination shall be disregarded.

2

Section 8. Inspectors of Elections. Preceding any meeting of the stockholders, the Board of Directors may appoint one or more persons to act as Inspectors of Elections and may designate one or more alternate inspectors. In the event either no inspector or alternate is appointed or no inspector or alternate is able to act, the Secretary shall serve as the inspector or the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall:

(a)       ascertain the number of shares outstanding and the voting power of each;

(b)       determine the shares represented at a meeting and the validity of proxies and ballots;

(c)       count all votes and ballots;

(d)       determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e)       certify his or her determination of the number of shares represented at the meeting and his or her count of all votes and ballots.

The inspector may appoint or retain other persons or entities to assist in the performance of the duties of inspector.

When determining the shares represented and the validity of proxies and ballots, the inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, ballots and the regular books and records of the Corporation. The inspector may consider reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holders of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspector considers other reliable information as outlined in this Section, the inspector, at the time of his or her certification pursuant to (e) of this Section, shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for the inspector’s belief that such information is accurate and reliable. [Sections 231(a), (b), (d).]

Section 9. Opening and Closing of Polls. The date and time for the opening and the closing of the polls for each matter to be voted upon at a meeting of stockholders shall be announced at the meeting. The inspector of the election shall be prohibited from accepting any ballots, proxies or votes nor any revocations thereof or changes thereto after the closing of the polls, unless the Court of Chancery upon application by a stockholder shall determine otherwise. [Section 231(c).]

Section 10. Participation in Meetings by Conference Telephone. So long as the Corporation has 35 or fewer stockholders, any stockholder may participate in any meeting of stockholders by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

3

ARTICLE II

DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders. [Section 141(a).]

Section 2. Number of Directors; Removal; Qualifications. (a) The number of directors constituting the initial Board of Directors shall be five and, thereafter, the number of directors shall be fixed from time to time by resolution of the Board of Directors; provided that the number shall at no time be less than three or more than fifteen. In case of any increase in the number of directors in advance of an annual meeting of stockholders, each additional director shall be elected by the directors then in office, although less than a quorum, to hold office until the next annual meeting of shareholders or until his successor is elected. No decrease in the number of directors shall shorten the term of any incumbent director.

(b) The Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1998; directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1999; and directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2000. At each succeeding annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three-year terms.

(c) After the election or appointment of a director, the holders of a majority of the shares then entitled to vote generally for the election of directors may remove such director or the entire Board of Directors, but only for cause.

(d) At any time securities of the Corporation are registered under Section 12 of the Securities Exchange Act of 1934, as amended, no less than two directors shall be persons other than (i) officers or employees of the Corporation or it subsidiaries or (ii) individuals having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Directors need not be shareholders of the Corporation. [Sections 141(b), (k).]

Section 3. Vacancies. Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office until the next annual meeting of shareholders or until their successors shall have been duly elected and qualified. [Section 223.]

4

Section 4. Regular Meetings. Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders and at such other times and places as shall from time to time be determined by the Board of Directors. [Section 141(g).]

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer, if one is appointed, otherwise the President or the Secretary on five days’ written notice to each director by whom such notice is not waived, given either personally or by courier, mail, facsimile transmission or telegram, and shall be called by the Chief Executive Officer, President or the Secretary in like manner and on like notice on the written request of any two directors. [Section 141(g).]

Section 6. Quorum. At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present. [Section 141(b).]

Section 7. Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes or proceedings of the Board or such committee. [Section 141(f).]

Section 8. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. [Section 141(i).]

Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation and each to have such lawfully delegable powers and duties as the Board may confer. Each such committee shall serve at the pleasure of the Board of Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any committee or committees so designated by the Board shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. Each Committee shall act at meetings held pursuant to duly issued notice as set out in Section 5 of this Article, waivers of notice or unanimous written consent. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it. No such committee shall have the power or authority:

5

(a)       to amend the Certificate of Incorporation or provide for the issuance of shares of stock or fix the designations and any of the preferences or rights of shares or the conversion into, or the exchange of shares for, shares of any class or classes or any other series of the same of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series;

(b)       to adopt an agreement of merger or consolidation under Section 251 or Section 252 of the General Corporation Law of the State of Delaware;

(c)       to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

(d)       to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

(e)       to amend the Bylaws of the Corporation; or

(f)       to declare a dividend.

Section 10. Compensation. The Board of Directors may establish such compensation for, and reimbursement of the expenses of, directors for attendance at meetings of the Board of Directors or committees, or for other services by directors to the Corporation, as the Board of Directors may reasonably determine. [Section 141(h).]

Section 11. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board of Directors may adopt such special rules and regulations for the conduct of their meetings and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The directors shall act only as a Board, and the individual directors shall have no power as such.

ARTICLE III

NOTICES

Section 1. Generally. Whenever by law or under the provisions of the Certificate of Incorporation or these Bylaws notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail or national courier service, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with such courier service. Notice to directors may also be given by facsimile transmission, telegram or telephone. [Section 222(b).]

6

Section 2. Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

[Section 229.]

ARTICLE IV

OFFICERS

Section 1. Generally. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, a Chief Operating Officer, a Secretary and a Treasurer. The Board of Directors may also choose any or all of the following: a Chairman of the Board of Directors, one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers or any other officers deemed necessary by the Board of Directors. Any number of offices may be held by the same person. [Section 142(a).]

Section 2. Compensation. The compensation of the Chief Executive Officer, the President and all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of other officers and agents of the Corporation to an officer of the Corporation and, in the absence of any express designation, the Chief Executive Officer, if one is appointed, otherwise the President, shall have the power to fix such amounts.

Section 3. Election. The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors. [Section 142(b).]

Section 4. Authority and Duties. Each of the officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board of Directors in a resolution which is not inconsistent with these Bylaws. [Section 142(a).]

Section 5. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors. [Sections 142(b), (e).]

7

Section 6. Chairman. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other duties and responsibilities as may be assigned to him or her by the Board of Directors. The Chairman may delegate to any qualified person authority to chair any meeting of the stockholders, either on a temporary or a permanent basis. [Section 142(a).]

Section 7. President/Chief Executive Officer. The President shall be the principal executive officer of the Company unless a separate Chief Executive Officer is appointed by the Board of Directors. The Chief Executive Officer, if one is appointed, otherwise the President, shall carry out and direct the operations of the Company under the direction of the Board of Directors, subject to the specific delegation of any duties to a separate Chief Executive Officer. The President or the Chief Executive Officer, if one is appointed, shall preside at all meetings of the shareholders. The President and the Chief Executive Officer, if one is appointed, shall have general power to execute contracts, notes, bonds and other instruments on behalf of the Company and shall have such other duties and responsibilities as may be prescribed by the Board of Directors from time to time. In the absence of a Secretary, the President shall perform the duties thereof. [Section 142(a).]

Section 7A. Chief Operating Officer. The Chief Operating Officer shall carry out and direct the operations of the Company under the direction of the Chief Executive Officer.

Section 8. Execution of Documents and Action With Respect to Securities of Other Corporations. The Chief Executive Officer, the President, the Chief Operating Officer and the Executive Vice President shall have and are hereby given full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney and other documents and instruments and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation. In addition, the Chief Executive Officer, if one is appointed, otherwise the President, may delegate to the Secretary or to other officers, employees and agents of the Corporation the power and authority to take any action which the Chief Executive Officer, if one is appointed, otherwise the President, is authorized to take under this

Section 8 of this Article IV, with such limitations as the Chief Executive Officer, if one is appointed, otherwise the President, may specify; such authority so delegated by the Chief Executive Officer, if one is appointed, otherwise the President, shall not be redelegated by the person to whom such execution authority has been delegated. [Section 142(a).]

Section 9. Vice President. Each Vice President, however titled, shall perform such duties and services and shall have such authority and responsibilities as shall be assigned to or required from time to time by the Board of Directors or the President. [Section 142(a).]

8

Section 10. Secretary and Assistant Secretaries. (a) The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and record all proceedings of the meetings of the stockholders and of the Board of Directors and shall perform like duties for the standing committees when requested by the Board of Directors, the President or the Chairman. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors. The Secretary shall perform such duties as may be prescribed by the Board of Directors or its Chairman or the Chief Executive Officer, if one is appointed, otherwise the President. The Secretary shall have charge of the seal of the Corporation and authority to affix the seal to any instrument. The Secretary or any Assistant Secretary may attest to the corporate seal by handwritten or facsimile signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent has been designated or is otherwise properly accountable. The Secretary shall have authority to sign stock certificates.

(b) Assistant Secretaries, in the order of their seniority, shall assist the Secretary and, if the Secretary is unavailable or fails to act, perform the duties and exercise the authorities of the Secretary. [Section 142(a).]

Section 11. Treasurer and Assistant Treasurers. (a) The Treasurer, if so designated, shall be the Chief Financial Officer of the Corporation and may be known as such. The Treasurer shall have the custody of the funds and securities belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Treasurer or the President. The Treasurer shall disburse the funds and pledge the credit of the Corporation and shall render to the Board of Directors and the President, as and when required by them, or any of them, an account of all transactions by the Treasurer.

(b) Assistant Treasurers, in the order of their seniority, shall assist the Treasurer and, if the Treasurer is unable or fails to act, perform the duties and exercise the powers of the Treasurer. [Section 142(a).]

9

ARTICLE V

INDEMNIFICATION

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article V with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 of this Article V shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); and provided, further, that, if the General Corporation Law of the State of Delaware requires it, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article V or otherwise (hereinafter an “undertaking”).

Section 2. Right of Indemnitee To Bring Suit. If a claim under Section 1 of this Article V is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Likewise, in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met such standards. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article V or otherwise shall be on the Corporation.

10

Section 3. Nonexclusivity of Rights. The rights of indemnification and to the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, contract, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

Section 5. Indemnification of Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V or as otherwise permitted under the General Corporation Law of the State of Delaware with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 6. Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article V.

Section 7. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article V by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

[Section 145.]

ARTICLE VI

STOCK

Section 1. Certificates. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Section 158 of the General Corporation Law of the State of Delaware. Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificates shall exhibit the holder’s name and the number of shares and shall be signed by, or in the name of the Corporation by, the Chief Executive Officer, if one is appointed, otherwise the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed. [Section 158.]

11

Section 2. Transfer. Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. [Section 151.]

Section 3. Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate. [Section 167.]

Section 4. Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. [Section 213.]

ARTICLE VII

GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year or such other annual period as shall be fixed from time to time by the Board of Directors.

12

Section 2. Corporate Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3. Reliance Upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. [Section 141(e)]

Section 4. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 5. Dividends. The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation. [Section 173.]

Section 6. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or agent of the Corporation to the Corporation or the Corporation’s stockholders or debtholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or Bylaws (in each case, as they may be amended from time to time), (iv) any action asserting a claim against the Corporation or any current or former director or officer or other employee or agent of the Corporation governed by the internal affairs doctrine or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law of the State of Delaware; provided, however, that in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware.

Section 7. Severability. If any provision of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any sentence of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

13

ARTICLE VIII

AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the Bylaws of the Corporation by the affirmative vote of a majority or more of the entire Board of Directors. In addition to any requirements of law and any provision of the Certificate of Incorporation, the stockholders of the Corporation may adopt, repeal, alter or amend any provision of the Bylaws upon the affirmative vote of the holders of a majority or more of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors. [Section 109(a).]

14

AMENDMENT TO BYLAWS

OF TRANSGENOMIC, INC.

This First Amendment to the Bylaws of Transgenomic, Inc. adopted this June 27, 2017 (the “Amendment”) amends the Bylaws of Transgenomic, Inc., a Delaware corporation (the “Corporation”).

WHEREAS, contemporaneously with the effectiveness of this Amendment, the Corporation has amended its Certificate of Incorporation to change the name of the corporation from Transgenomic, Inc. to Precipio, Inc. (the “Name Change”) effective on June 28, 2017 (“Effective Time”); and

WHEREAS, this Amendment shall amend the Bylaws upon the Effective Time of the Name Change: and further

NOW, THEREFORE RESOLVED, the Bylaws shall be amended and any reference to “Transgenomic, Inc.” included in the Bylaws should be replaced with the words “Precipio, Inc.”;

RESOLVED, the Bylaws, as amended hereby, shall continue in full force and effect; and further

RESOLVED FURTHER, that this Amendment shall be effective on the Effective Time of the Name Change and shall become null and void if the Name Change does not occur.